October 29, 2010

Consent of Counsel

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the Opinion dated November 1, 2010.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

HARRISON LAW P.A,

/S/DIANE J. HARRISON
Diane J. Harrison, Esq.